Exhibit 99.1

MICT Announces $25 Million Registered Direct Offering

MONTVALE, N.J., November 2, 2020 /PRNewswire/ -- MICT, Inc. (Nasdaq: MICT) (the “Company”), today announced it has entered into securities purchase agreements with institutional investors for the purchase and sale of 10,000,000 shares of common stock and 8,000,000 common stock purchase warrants at a combined purchase price of $2.50. The gross proceeds to MICT from this offering are expected to be approximately $25,000,000, before deducting placement agent fees and other estimated offering expenses. The Common Stock Purchase Warrants have a term of five years and an exercise price of $3.12 per share. The offering is expected to close on or about November 4, 2020, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-248602) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that was declared effective by the SEC on September 14, 2020. A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that MICT, Inc. has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about MICT, Inc. and such offering. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About MICT

MICT, Inc. (NasdaqCM: MICT) operates through its subsidiaries, GFH Intermediate Holdings Ltd. (“GFHI”) and Micronet Ltd. (“Micronet”). GFHI’s versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and wealth management services and sales of insurance products in several high-growth foreign markets including Asia where GFH owns a substantial propriety database of users. Micronet operates in the growing telematics and commercial Mobile Resource Management (MRM) market, mainly in the United States and Europe. Micronet designs, develops, manufactures and sells mobile computing solutions that provide fleet operators and field workforces with computing solutions in challenging work environments.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, statements related to the Company’s ability to complete the public offering, its intended use of proceeds and other statements that are not historical facts. . Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2019 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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